                                                                   EXHIBIT 10-42

                             TOTAL ACCESS SOFTWARE
                            DISTRIBUTION AGREEMENT

      THIS DISTRIBUTION AGREEMENT is made as of the Effective Date set forth below among EarthLink Network, Inc., a Delaware corporation ("EarthLink") and the Distributor named below.

Agreement Data:

1.    Distributor: United Internet Technologies

2.    Effective Date:__________________________

3a.   Notice information per Section 12:

      (1) If intended for Distributor:       (2) If intended for EarthLink:

      United Internet Technologies           EarthLink Network, Inc.
      1990 Westwood Blvd.                    3100 New York Drive
      Penthouse Floor                        Pasadena, California 91107
      Attn: Mr. Larry DeLeon                 Attn: Legal Department
      Facsimile No.: (310) 474-7465          Facsimile No. (626) 398-5477

3b.   [This section intentionally left blank.]

4. Applicable Exhibits (The referenced exhibits are a part of this Agreement):

      Initials
      --------

      /i/WSH |                 A. Definitions              /i/WSH |                B. EarthLink Brand and Marks
      ------  ----------------                             ------  ---------------
    EarthLink   Distributor                              EarthLink   Distributor


     /i/WSH |                  C. Trademark Usage          /i/WSH |                D. Special Terms
     ------  -----------------                             ------  ---------------
    EarthLink    Distributor      Guidelines             EarthLink    Distributor

5.    Total pages in this Agreement: _______________________________ (including this cover page).

Signatures:

Distributor and EarthLink acknowledge that they have read and fully understand this Agreement and hereby agree to its terms. In witness whereof, the parties have executed this Agreement under seal.

EARTHLINK:                                     DISTRIBUTOR:

 /s/ William S. Heys
-------------------------------------------    -----------------------------------------
(Signature of Authorized Representative)       (Signature of Authorized Representative)

-------------------------------------------    -----------------------------------------
(Printed Name of Authorized Representative)    (Print Name of Authorized Representative)

-------------------------------------------    -----------------------------------------
(Title)                                        (Title)

Date:______________________________________    Date:____________________________________

1.    Definitions.   Certain terms used in this Agreement have the meanings
      -----------
defined on the Definitions Exhibit hereto.

2.    License Grant.
      -------------

2.1   Non-Exclusive License.   EarthLink hereby grants to Distributor a royalty
      ---------------------
free, non-exclusive and non-transferable license during the Term to market, sell and distribute the Licensed Material in the Territory (the "License"). If EarthLink delivers the Licensed Material to Distributor in the form of a Master CD-ROM or a Master Diskette (as indicated in the Special Terms Exhibit), the License shall include the right to reproduce the Licensed Material. If so indicated on the Special Terms Exhibit, the Licensed Material may be distributed only if bundled with the Distributor Product; otherwise, the Licensed Material may be distributed without being bundled with any Distributor Product.

2.2   Customization.   EarthLink shall customize the Software to default to
      -------------
the URL set forth on the Special Terms Exhibit. If applicable, Distributor shall pay the Customization Fee in advance of receipt of the Licensed Material.

2.3   Prohibition On Other Sales Or License.   Distributor shall distribute
      -------------------------------------
the Licensed Material only in accordance with the terms of this Agreement and only in the form of EarthLink Network TotalAccess and shall not independently distribute the various components of EarthLink Network TotalAccess or any component of the Licensed Material separately from all other components.

2.4   No Other Right.   Distributor shall not, nor shall it permit others to:
      --------------
reproduce or otherwise make copies of any portion of the Licensed Material (except as provided in Section 4.2) or modify, reverse engineer, disassemble, decompile, or otherwise determine or attempt to determine or have or attempt to obtain access to, the source code or internal design of the Software or to create any derivative works based upon the Software. Nothing in this Agreement shall be construed as granting Distributor any rights of any kind with respect to any portion of the Licensed Material except as expressly and unambiguously set forth in this Agreement. All rights, title and interest in and to, and ownership of, the Licensed Material shall remain at all times exclusively with EarthLink and EarthLink's third-party licensors.

3.    Representations and Warranties.
      ------------------------------

3.1   EarthLink Authority.   EarthLink represents and warrants to Distributor
      -------------------
that (i) EarthLink owns or has a valid license to all portions of the Licensed Material and to EarthLink Trademarks, (ii) EarthLink has the full power and authority to enter into this Agreement and grant the License, and (iii) EarthLink is a functional Internet access provider (the "Authority Warranty").

3.2   Access Warranty.   Subject to the limitations set forth in this
      ---------------
Agreement and any other warranties contained herein, EarthLink warrants to Distributor that the Software when properly installed and used in conjunction with the EarthLink Sprint dial-up Internet access service will provide access to the Internet a substantial amount of time and will perform substantially in accordance with the Documentation (the "Access Warranty"). EARTHLINK MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES IN THE SOFTWARE WILL BE CORRECTED, AND MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SOFTWARE (EXCEPT WITH RESPECT TO THE PROPRIETARY SOFTWARE AS SET FORTH IN
SECTION 3.3 BELOW), WHETHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW. EARTHLINK EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EARTHLINK DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR THAT OPERATION OF THE SOFTWARE OR INTERNET ACCESS WILL BE SECURE, UNINTERRUPTED OR ERROR-FREE.

3.3   Non-infringement Warranty and Third Party Software Representation.
      -----------------------------------------------------------------
EarthLink warrants to Distributor that the Proprietary Software and related Documentation and EarthLink Trademarks do not infringe upon the patents, copyrights, trademarks or other intellectual property rights of any third party (the "Non-infringement Warranty"). EarthLink represents to Distributor that as of the Effective Date with respect to the Third Party Software and related Documentation, EarthLink has not received notice, either oral or written, that the Third Party Software and related Documentation infringes upon the patents, copyrights, trademarks or other intellectual property rights of any third party.

3.4     Defects Not Covered by Warranties.    EARTHLINK SHALL HAVE NO OBLIGATION
        ---------------------------------
UNDER THE WARRANTY PROVISIONS SET FORTH IN THE ABOVE SECTIONS IN THE EVENT OF ANY OF THE FOLLOWING ACTIONS/INACTION BY DISTRIBUTOR OR END USERS: (A) DISTRIBUTOR INCORPORATES, ATTACHES OR OTHERWISE ENGAGES ANY ATTACHMENT, FEATURE, PROGRAM, OR DEVICE TO THE SOFTWARE OR ANY PART THEREOF OR MODIFIES THE SOFTWARE IN ANY WAY WHICH CAUSES THE SOFTWARE NOT TO CONFORM TO THE WARRANTY; OR (B) IF ANY NONCONFORMANCE IS CAUSED BY ACCIDENT; TRANSPORTATION; NEGLECT OR MISUSE; ALTERATION, MODIFICATION, OR ENHANCEMENT OF THE SOFTWARE BY DISTRIBUTOR; FAILURE TO PROVIDE A SUITABLE INSTALLATION ENVIRONMENT; USE OF SUPPLIES OR MATERIALS NOT MEETING SPECIFICATIONS; USE OF THE SOFTWARE FOR OTHER THAN THE SPECIFIED PURPOSE FOR WHICH THE SOFTWARE IS DESIGNED; USE OF THE SOFTWARE ON ANY SYSTEMS OTHER THAN THE SPECIFIED SOFTWARE PLATFORM FOR THE SOFTWARE; OR DISTRIBUTOR'S USE OF DEFECTIVE MEDIA OR DEFECTIVE REPLICATION OF THE SOFTWARE.

3.5     Prohibition on Extension of Warranties.    Distributor shall not make or
        --------------------------------------
pass on, or attempt to make or pass on, any representation or warranty on behalf of EarthLink to any third party other than as set forth in EarthLink's standard end user license agreement, in a form to be specified by EarthLink in its sole and absolute discretion, and which shall be included by Distributor together with the Software distributed by Distributor under this Agreement.

3.6     Remedy for Breach of Authorization Warranty.    In the event of a breach
        -------------------------------------------
by EarthLink of the Authority Warranty, EarthLink shall take whatever action is reasonably necessary to acquire such authorization or licenses necessary to grant the License and perform its obligations hereunder. If such authority or licenses is or are not reasonably obtainable, this Agreement shall terminate.

3.7     Remedies for Breach of Non-infringement Warranty.
        ------------------------------------------------

3.7.1   Remedy for Breach of Non-Infringement Warranty for Proprietary Software.
        -----------------------------------------------------------------------
In the event the Proprietary Software fails to conform to the Non-infringement Warranty, EarthLink shall either: (i) obtain a valid license or other right, as applicable, for Distributor to distribute the Proprietary Software; or (ii) replace or modify the Proprietary Software, without affecting the material portions of its functionality, to make it non-infringing in which case that replacement software shall then be governed by the terms of this Agreement. Distributor shall have the right to terminate this Agreement pursuant to Section
10.2 in the event that: (a) EarthLink provides Distributor with written notice that neither Subsection (i) nor Subsection (ii) of the preceding sentence of this Sub-section is commercially reasonable in the discretion of EarthLink; or
(b) Distributor provides EarthLink with written notice that Distributor believes that the replacement or modified Software is not of equal material functionality.

3.7.2   Remedy for Breach of Non-Infringement Warranty for EarthLink Trademarks.
        -----------------------------------------------------------------------
In the event any EarthLink Trademark fails to conform to the Non-infringement Warranty Distributor shall immediately upon notice from EarthLink cease use of such alleged infringing EarthLink Trademark. In such event, EarthLink, at its sole option, shall either obtain a valid license for Distributor to use such EarthLink Trademark or select an alternative non-infringing mark which is as similar as possible to the unavailable EarthLink Trademark, and that new mark shall then be governed by the terms of this Agreement as an EarthLink Trademark.

3.7.3   Indemnification for Third Party Infringement Claims.    EarthLink
        ---------------------------------------------------
agrees to indemnify, and hold harmless, Distributor from and against all reasonable costs and expenses related to claims made by third parties against Distributor that the Proprietary Software or EarthLink Trademarks infringe the patents, copyrights, trademarks or service marks or other intellectual property rights of such third parties.

3.7.4   Limitation of Liability.    NOTWITHSTANDING ANYTHING TO THE CONTRARY
        -----------------------
CONTAINED IN THIS AGREEMENT, AND EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 11, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

4.      Delivery; Replication; Reorders.
        -------------------------------

4.1     Delivery of Licensed Material.     EarthLink shall deliver the Licensed
        -----------------------------
Material to Distributor in the format indicated on the Special Terms Exhibit. Shipment of the media containing the Licensed Material shall be made to Distributor to an address specified in writing by Distributor. Risk of loss shall pass to Distributor when EarthLink has placed the Licensed Material in the possession of the carrier. Shipping and freight costs and expenses shall be payable in accordance with the Special Terms Exhibit.

4.2     Replication; Order Quantities; Software Fees.
        --------------------------------------------

4.2.1   Format - Master Disk.     In the event that the Licensed Material is
        --------------------
delivered from EarthLink to Distributor in the form of a master disk (whether a gold master CD-ROM, a master 3.5" diskette or otherwise) Distributor shall have the right to replicate the Licensed Material in such quantities as Distributor shall, in good faith, believe it can reasonably distribute. If Distributor outsources the replication process, then (i) within seven (7) days prior to each replication run of the Licensed Material, Distributor shall provide EarthLink with a copy of the purchase order submitted to the replicator, and (ii) within seven (7) days following each replication run, Distributor shall notify EarthLink in a writing signed by an authorized officer verifying the quantity of Licensed Material replicated and providing a copy of the invoice from the replicator for such run showing the quantity of Licensed Material replicated. If Distributor performs the replication process inhouse, Distributor will provide EarthLink with written notice signed by an authorized officer, verifying the quantity of Licensed material replicated. If the Licensed Material is to be distributed over an Internet site, Distributor shall notify EarthLink of the Internet address from where the Licensed Material may be downloaded.

4.2.2   Format - Individual Disks.     In the event that the Licensed Material
        -------------------------
is delivered in the form of individual disks (whether on CD-ROM, 3.5" diskettes or otherwise) Distributor shall be delivered the Initial Quantity set forth on the Special Terms Exhibit and shall, thereafter, order such quantities of additional disks as Distributor and EarthLink may, in good faith, determine that Distributor can distribute with a reasonable probability of obtaining new Qualified Subscribers; provided, however, that EarthLink shall be under no obligation to distribute additional disks in quantities less than the Minimum Reorder Quantity set forth on the Special Terms Exhibit.

4.2.3   Software Fees.     Distributor shall pay to EarthLink the Software Fees
        -------------
specified on the Special Terms Exhibit. Such Software Fees shall be due and payable to EarthLink within 30 days of receipt by Distributor of an invoice therefor. All past due amounts shall bear an interest rate of 1.5 % per month.

5.      Quality Control.
        ---------------

5.1     Gold Master Samples.     Distributor shall provide EarthLink with a gold
        -------------------
master containing the Software (and Distributor Product, if applicable), no less than ten (10) days prior to initial replication run.

5.2     Samples.     Distributor shall provide EarthLink with the disks
        -------
containing the Software and five copies of all reproduced Documentation from:
(i) each initial replication run of the Software and Documentation, and of any update, upgrade and/or new version of the Software provided to Distributor by EarthLink; and (ii) each initial replication run subsequent to any change in the replication facility and/or process utilized by Distributor.

5.3     Quality Problems.     In the event EarthLink notifies Distributor of
        ----------------
quality problems with the replicated Licensed Materials which cause the Software not to operate properly or not consistent with the Documentation, Distributor shall immediately correct such problems in current and future replication runs. EarthLink may, in its sole discretion, require Distributor to remove from inventory and/or Distributor's distribution channel all faulty copies of the Licensed Material. Failure by Distributor to so correct any such identified problems shall constitute a material breach of this Agreement.

6.      Marketing
        ---------

6.1     Promotion.     Distributor shall use its best efforts to promote,
        ---------
advertise and market the Software and to promote the goodwill of EarthLink and the market reputation of EarthLink's products and services.

6.2     Publicity.     Each party shall have the right to refer to the other
        ---------
party and its services and products in advertisements, press releases, news releases and general releases to professional and trade publications; provided, however, that any such item shall be presented to such other party not less than ten (10) days prior to the intended publication date for approval by such other party, which approval shall not be unreasonably withheld or delayed, and which shall be deemed to be given if no written response is provided within said ten
(10) day period.

6.3     Bookmarks.   EarthLink may include bookmarks in the Software provided to
        ---------
Distributor in accordance with mutually agreed upon specifications; provided, however, that Distributor agrees that EarthLink may include a bookmark to EarthLink's home page which bookmark shall be the first bookmark if additional bookmarks are agreed upon. Distributor shall not alter any bookmarks included in the Software.

7.      Trademarks, Trade Names and Other Designations.   Distributor undertakes
        -----------------------------------------------
to faithfully reproduce all Marks as they may appear on or in respect of the Licensed Material. Distributor shall not use the Marks except as provided herein. All such use of the Marks shall be in accordance with the "EarthLink General Guidelines for Use of Marks." Distributor undertakes to reproduce faithfully all EarthLink Marks and proprietary notices, slogans, designs and distinct advertising as may appear on or in respect of the Licensed Material. Notwithstanding the foregoing, any such use or proposed use shall be presented to EarthLink for approval, in EarthLink's sole discretion, not less than ten
(10) business days prior to the intended date of use, which approval shall be deemed given if no written response is provided to Distributor within said ten
(10) business day period. Notwithstanding the authorization granted in this section, EarthLink and its third party licensors shall own all right, title and interest in and to the Marks. Other than as expressly and unambiguously provided in this Agreement, Distributor shall not have, under any circumstances whatsoever, any right to use the Marks. Solely for the purpose of enforcing their rights in and to their trademarks, service marks, slogans and logos, Sprint Corporation and Sprint Communications Company, beneficiaries to this Agreement.

8.      Payment and Reporting.
        ----------------------

8.1     Bounty Payments.   If applicable, EarthLink will pay Distributor, at the
        ---------------
address indicated on the cover page, a bounty in the amount specified on the Special Terms Exhibit for each Qualified Subscriber (the "Bounty"). Within sixty (60) days after the end of each calendar month, EarthLink shall pay the Bounty for each Qualified Subscriber obtained in the previous month. EarthLink shall accompany each monthly payment with a report containing all information reasonably necessary to verify the accuracy of the payment for that month.

8.2     Registration Number.   EarthLink will assign unique registration numbers
        -------------------
to the versions of the Software provided to Distributor. The Bounty will be calculated through the use of these unique registration numbers by tracking each Qualified Subscriber.

8.3     Maintenance of Records; Audit.   Each party shall maintain proper books
        -----------------------------
and records so as to allow for the verification of amounts paid or owed to the other party. Each party agrees to allow the other party's auditors to audit and analyze its applicable records to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by party to be audited, during normal business hours, upon at least fifteen (15) days notice given in accordance with Section 12. The cost of this audit shall be borne by the auditing party, unless the results identify a bona fide underpayment to the auditing party by more than five percent (5%) of the total amount paid or owed during the audited period, in which case the cost of the audit shall be borne by the audited party.

9.      Technical Support and Training.   EarthLink shall provide to end users
        -------------------------------
of the Software that obtain the Software through Distributor, technical support for the Software in accordance with the general policies of EarthLink with respect to the particular Software product at issue.

10.     Term; Termination.
        ------------------

10.1    Term.   This Agreement shall commence on the Effective Date, and unless
        ----
sooner terminated in accordance with this Section, shall continue for one (1) year, whereupon it shall automatically renew for consecutive one (1) year terms unless notice of non-renewal is given by either party in writing no less than thirty (30) calendar days and no more than ninety (90) calendar days prior to the end of the then current term.

10.2    Termination For Infringement Claim.   Distributor shall have the right
        ----------------------------------
to terminate this Agreement at any time, effective immediately upon written notice of termination as set forth in Section 3.7. 1.

10.3    Automatic Termination For Termination Of Underlying License.    In the
        -----------------------------------------------------------
event of termination of any underlying license to the Software this Agreement and the License shall automatically terminate with respect to the Software for which the underlying license has terminated.

10.4    Termination For Cause.    Either party shall have the right to terminate
        ---------------------
this Agreement at any time, effective upon written notice of termination to the other party, in the event of a breach of this agreement which is unremedied for a period of thirty (30) days after written notice. Notwithstanding the foregoing, either party may terminate this Agreement immediately upon a breach of Section 11.

10.5    Effect Of Termination Of This Agreement.    Upon termination of this
        ---------------------------------------
Agreement for any reason whatsoever Distributor shall: (i) immediately cease to replicate copies of the Licensed Material; and (ii) return to EarthLink all other existing copies (including original copies) of any of the Licensed Material (gold master, unused CD-ROM or disks) in the possession or under the control of Distributor. Notwithstanding the foregoing, upon any termination of this Agreement, Distributor shall have the right to continue to distribute copies of the Licensed Material then in the inventory of Distributor until such time as such inventory is exhausted for a period of 180 days, whichever is less, except that Distributor shall not have such right in the event that such termination of this Agreement was by EarthLink pursuant to Sections 10.3 or 10.4 or by reason of Distributor's failure to correct a quality problem as described in Section 5.2.

10.6    No Damages Or Indemnification For Termination.    Neither party shall be
        ---------------------------------------------
liable to the other party for any costs or damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages.

10.7    Survival Of Terms Upon Termination.    The provisions of this Agreement
        ----------------------------------
that by their sense and context are intended to survive termination of this Agreement, shall so survive this Agreement, including Sections 3.7.3 (which will survive for one year), 3.7.4, 10.5, 10.6, 11 and 13.

11.     Confidentiality.    Each party shall: (i) hold in confidence, and not
        ---------------
disclose or reveal to any person or entity, any Confidential Information disclosed under this Agreement without the clear and express prior written consent of a duly authorized representative of the disclosing party; and (ii) not use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose of performance under this Agreement. These obligations shall continue indefinitely for so long as the Confidential Information is a trade secret under applicable law and shall continue for two
(2) years following termination of this Agreement with respect to Confidential Information which does not rise to the level of a trade secret.

12.     Notices.    Except as specifically provided in this Agreement, all
        --------
notices required hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or first class mail postage prepaid, to the parties at their respective addresses set forth on the first page hereof, or at such other address(es) as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices shall be deemed effective upon personal delivery, or three (3) business days following deposit with any overnight courier service or with the U.S. Postal System, first class postage attached, in accordance with this Section.

13.     Miscellaneous.
        --------------

13.1    Entire Agreement.    This Agreement constitutes the entire understanding
        ----------------
and agreement, and supersedes any and all prior or contemporaneous representations, understandings and agreements between the parties with respect to the subject matter of this Agreement, all of which are merged in this Agreement.

13.2    Independent Parties.    The parties are independent parties and nothing
        -------------------
herein shall be construed as creating an employment relationship between the parties. Neither party is authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or to create, any obligation or responsibility, express or implied, on behalf or in the name of the other party, or to bind such other party in any manner. Each party is solely responsible for its own taxes.

13.3    Waiver.    No waiver of any provision of this Agreement, or any rights
        ------
or obligations of either party under this Agreement, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

13.4    Amendment.    All amendments or modifications of this Agreement shall be
        ---------
binding upon the parties despite any lack of consideration so long as such amendment or modifications are in writing and executed by the parties.

13.5    Severability Of Provisions.    In the event that any provision of this
        --------------------------
Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

13.6    Assignment.    This Agreement may not be assigned by Distributor without
        ----------
the written consent of EarthLink. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal successors and permitted assigns.

13.7    Governing Law; Jurisdiction; Attorneys' Fees.    This Agreement shall be
        --------------------------------------------
governed by the laws of California without giving effect to applicable conflict of laws provisions. All actions with respect of this Agreement shall be brought in the federal and state courts having jurisdiction within Pasadena, California and the parties expressly consent to the personal jurisdiction of such courts. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation.

13.8    Force Majeure.    Neither EarthLink nor Distributor shall be deemed in
        -------------
default of this Agreement if its performance or obligations under this Agreement are delayed or become impossible or impractical by reason of any act of God, war, civil disobedience or any other cause beyond the control of such party. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a force majeure event.

13.9    Government Restrictions.    Any Licensed Material which Distributor
        ------------------------
distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), is provided to Distributor with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide EarthLink protection equivalent to or greater than the above-cited clause. Distributor shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including, without limitation, the placement of any restrictive legends in any license agreement used in connection with the distribution thereof. Under no circumstances shall EarthLink be obligated to comply with any Governmental requirements regarding cost and pricing data and cost accounting. For any distribution or license of the Licensed Material that would require compliance by EarthLink with Governmental requirements relating to cost and pricing data or cost accounting, Distributor must obtain an appropriate waiver or exemption from such requirements for the benefit of EarthLink from the appropriate Governmental authority before the distribution and/or license of the Licensed Material to the Government.

13.10   Export Control.    Distributor acknowledges that the Licensed Material
        ---------------
is subject to the export control laws and regulations of the US, and any amendments thereof. Distributor confirms that with respect to the Licensed Material, it will not export or re-export them, directly or indirectly, either to (a) any countries that are subject to US export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, and Syria);
(b) any end user who Distributor knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (c) any end user who has been prohibited from participating in the US export transactions by any federal agency of the US government. Distributor further acknowledges that the Licensed Material may include technical data subject to export and re-export restrictions imposed by US law. In addition, the export of the Licensed Material may require the approval of a governmental authority and Distributor shall obtain such approval before exporting the Licensed Material.

                                   EXHIBIT A
                                  DEFINITIONS

1.1     Co-Branding means the joint placement of each of EarthLink's and
        -----------
Distributor's brands.

1.2     Confidential Information means any information or material which: (i) is
        ------------------------
confidential or proprietary to the disclosing party, which derives economic value from not being generally known and is the subject of reasonable efforts by the disclosing party to maintain its secrecy; or (ii) the disclosing party obtains from any third party, which the disclosing party treats as proprietary, whether or not owned by the disclosing party. Confidential Information shall not include information which the receiving party can show is: (i) known by the receiving party at the time of receipt from the disclosing party and not subject to any other nondisclosure agreement between the parties; (ii) now, or which hereafter becomes, generally known to the public through no fault of the receiving party; (iii) otherwise lawfully and independently developed by the receiving party without reference to Confidential Information of the disclosing party; or (iv) lawfully acquired by the receiving party from a third party without any obligation of confidentiality.

1.3     Customization Fee means the amount payable to EarthLink by Distributor
        -----------------
for EarthLink's customization of the Licensed Material as provided in Section
2.2.

1.4     Distributor Product means the hardware and/or software product(s)
        -------------------
distributed or marketed by Distributor as set forth on the Special Terms
Exhibit.

1.5     Documentation means the documentation customarily supplied by EarthLink
        -------------
with the Software.

1.6     EarthLink Trademarks means the trademarks, service marks, logos, trade
        --------------------
names and slogans of EarthLink identified in the Trademarks Exhibit.

1.7     Effective Date means the date first set forth above which, upon
        --------------
execution of this Agreement by both parties, shall be the effective date of this Agreement.

1.8     Initial Order Quantity means the number of disk sets in the initial
        ----------------------
order of Licensed Materials as specified on the Special Terms Exhibit.

1.9     Licensed Material means the Software and the related Documentation.
        -----------------

1.10    Marks means the EarthLink Trademarks and copyright and proprietary
        -----
notices associated with EarthLink's products and services as well as the trademarks, trade names, service marks, logos, slogans and copyright and proprietary notices of EarthLink's third-party licensors, including those of Sprint Corporation and Sprint Communications Company, L.P.

1.11    Minimum Reorder Quantity means the minimum number of disk sets which
        ------------------------
Distributor may reorder in a single order as specified in the Special Terms Exhibit.

1.12    Proprietary Software means the object code form only of EarthLink's
        --------------------
proprietary software contained in the EarthLink Network TotalAccess software suite.

1.13    Qualified Subscriber means an end user who subscribes to EarthLink's
        --------------------
services through Software distributed by Distributor, and who has paid in full for at least two months service from EarthLink.

1.14    Software means the Proprietary Software and the Third Party Software.
        --------
The Software shall include all enhancements, updates, upgrades and/or new versions released during the term of this Agreement.

1.15    Software Fees means the fees charged to Distributor for the right to
        -------------
replicate and/or distribute the Licensed Material.



EXHIBIT A - Definitions

1.16    Termination Date means the date upon which any termination of this
        ----------------
Agreement, for any reason whatsoever (including expiration), becomes effective.


1.17    Territory means the territory in which Distributor may market and
        ---------
distribute the Licensed Material as described on the Special Terms Exhibit.

1.18    Third Party Software means the object code form only of software
        --------------------
EarthLink licenses from other third parties and which is included in EarthLink Network TotalAccess, including but not limited to: Netscape Navigator, Microsoft Internet Explorer and software from Apple Computer, Inc. and Network Telesystems.



EXHIBIT A - Definitions

                                   EXHIBIT B
                           EARTHLINK BRAND AND MARKS



Trademarks, trade names, logos and other product and proprietary identifiers.
----------------------------------------------------------------------------

The EarthLink Network logo
The EarthLink Sprint combined logo
EarthLink Network(R)
EarthLink Network TotalAccess/TM/
"EarthLink Sprint"/TM/
bLink/TM/
It's Your Internet/TM/
All the Internet You Can Eat/TM/
The Mall/TM/
The Arena/TM/
Personal Start Page/SM/



EXHIBIT B - EarthLink Brand and Marks

                                   EXHIBIT C
                          TRADEMARK USAGE GUIDELINES


                            EarthLink Network, Inc.
                Trademark and Copyright Notice Requirements For
                       EarthLink Network TotalAccess/TM/

I.   CONTRACT TERMS

A. EarthLink Network, Inc.'s ownership of trademarks, trade names, and copyrights shall be clearly indicated on all documents which include reference to the EarthLink Network TotalAccess/TM/ software. A representative sample of each document, showing EarthLink's ownership, must be sent to the Legal Department.

B. There shall be no alteration of any proprietary (/TM/, (R) or (C)) notices on the EarthLink Network TotalAccess/TM/ software delivered to Distributor by EarthLink.

C.   All trademarks and service marks belonging to EarthLink Network, Inc.
     shall be used consistently and in the exact form provided by EarthLink Network, Inc. The marks shall never be abbreviated, used in a plural form, or altered in any manner.

II.  ADDITIONAL TERMS PROVIDED

A.   SPECIFICATIONS FOR USE OF NOTICES

     Trademarks and Service Marks:
     -----------------------------

     EarthLink Network is both a trade name and a federally registered service mark of EarthLink Network, Inc. EarthLink Network Total Access/TM/ is a common law trademark of EarthLink Network, Inc.

     1. The marks "EarthLink Network(R)" and "EarthLink Network Total Access/TM/" should always be used as adjectives rather than as nouns or verbs.

          Examples: OK: The EarthLink Network TotalAccess/TM/ Software includes...

          EarthLink Network(R) Internet access services are among the most innovative access services available.

          NOT OK: The EarthLink Network TotalAccess includes...

     2. The mark must be set apart, at all times, from any surrounding text, either physically or through the use of boldface type, underlining, italics, or quotation marks, so that it is distinctive.

     3. Proper trademark notice ((R) or /TM/, as appropriate) should be used. For marks that are not federally registered, i.e., "EarthLink Network TotalAccess/TM/," the symbol "/TM/" must be used with the mark at all times. For marks that are federally registered, i.e., "EarthLink
                                                          ----
          Network," the symbol "(R)" must be used with the mark at all times.

     Copyrights:
     -----------

     4.   Copyright notices must read as follows:

          (C) [Year date of publication] EarthLink Network, Inc. All Rights Reserved.

EXHIBIT C - Trademark Usage Guidelines - 1

B.   SPECIFICATIONS FOR USE OF LOGO

     1.   In Product Packaging:

          (a)  Placement:

               (1) The logo must not touch or overlap any other logo on the packaging.

               (2) When used in conjunction with the Netscape Navigator logo, the EarthLink logo must be 10% larger.

     2.   In Print, On-line, Broadcast Advertising and Direct Mail:

          (a)  Placement:

               (1) Generally: The logo must be on a high-contrast background and stand-alone in making a commercial impression.

               (2) Generally: The logo must not touch or overlap any other logo on the advertisement.

               (3) In print and direct mail: The logo must appear in every viewing plane (plane, spread or gatefold) of the advertisement.

               (4) In broadcast advertising: The logo must be on a screen for at least five seconds and totally within the title-safe screen area.

     3.   In Production Brochures and Other Collateral:

          (a)   Placement:

               (1) The logo must be displayed on the first page of all brochures and the cover of all manuals and bound collateral.

               (2) The logo must be on high contrast background and stand-alone in making a commercial impression.

     4.   General Logo Requirements:

          (a) All usage of EarthLink Network(R) and/or EarthLink Network TotalAccess/TM/ included logos must always be identified as trademarks of EarthLink Network, Inc. as follows: EarthLink Network(R) (and/or EarthLink Network TotalAccess/TM/) and the EarthLink Network(R) logo are trademarks of EarthLink Network, Inc.

          (b) The EarthLink Network(R) and/or EarthLink Network TotalAccess/TM/ included logos must be displayed in a positive manner and may not depict EarthLink in any negative way.

          (c) The logo may not be altered in color, shape, font, proportion or in any other manner without prior written consent from an officer of EarthLink Network, Inc.

EXHIBIT C - Trademark Usage Guidelines - 2

C.   RELATIONSHIP BETWEEN EARTHLINK AND NETSCAPE NAVIGATOR MARKS

     When Netscape Navigator/TM/ software is included with the EarthLink Network TotalAccess/TM/ software, the following requirements must be met:

     1. Netscape Navigator/TM/ included logo in relation to the EarthLink logo:

          a) The EarthLink logo may stand alone, however, any use of the Netscape Navigator/TM/ logo must be accompanied by the EarthLink logo.

          b) The EarthLink logo must be 10% larger than the Netscape logo. Type face should be Garamond, Garamond Bold, and/or Garamond Italic.

     2. Netscape Navigator/TM/ trademark and trade name usage in relation to EarthLink Network TotalAccess/TM/ trademark and trade name usage:

          a)   Any reference to the combination of marks should read as follows:
               "Includes EarthLink Network TotalAccess/TM/ with Netscape Navigator/TM/"

          b) EarthLink Network TotalAccess/TM/ typeface must be 30% larger than the Netscape Navigator/TM/ trademark typeface.

     3.   Copyright notices must read as follows:

          a)   In combination with EarthLink references:

               (C)1999 EarthLink Network, Inc. Trademarks are property of their respective owners. Netscape Navigator is a trademark of Netscape Communications Corporation. All Rights Reserved.

     4. For all material that is distributed outside of the United States and Canada the following notice must appear:

               Netscape Navigator/TM/ is offered only in conjunction with EarthLink Network(R) Internet access service, which may not be available in all areas.

EXHIBIT C - Trademark Usage Guidelines - 3

                         NETSCAPE TRADEMARK PROVISIONS
                     For "Netscape Navigator/TM/ Included"

I.   CONTRACT TERMS:

     A. Whenever reference to is made to the Navigator or the functionality of the Navigator provided within EarthLink's Product, the Netscape trademarks and trade names relating to the Navigator must be used in any advertising, marketing, technical or other materials related to the Navigator which are distributed.

     B. Netscape's ownership of trademarks or trade names must be clearly indicated on all documents which include reference to the Netscape Navigator/TM/ software.

     C. Netscape may request copies of goods bearing Netscape's trademarks and trade names to verify their adequate quality and if Netscape determines the quality is inferior, EarthLink must suspend use of Netscape's trademarks and trade names until EarthLink has taken the steps Netscape requires to solve the quality deficiencies.

     D. There shall be no alteration of any proprietary (/TM/, (R), or (C)) notices on any documents or on the Netscape Navigator/TM/ software delivered to EarthLink by Netscape.

     E. Each portion of the Netscape Navigator/TM/ and documentation reproduced by EarthLink shall include the intellectual property notices appearing in or on the corresponding portion of such materials as delivered by Netscape.

     A. All copies of the Netscape Navigator/TM/ must conspicuously display on labels and all media containing the Navigator the following:

               Copyright (C) 1999 (or other appropriate years), Netscape Communications Corporation. All Rights Reserved.

II.  ADDITIONAL TERMS PROVIDED:

     A. SPECIFICATIONS OF LOGO: Use of logo must comply with all of the following terms:
          1.   In Product Packaging:
               a)   Placement:
                    (1) The logo must appear on the front of the product
                        package.
                    (2) The logo may appear on the spine and/or back of the
                        product package.
                    (3) The logo must be placed on a high contrast background.
                    (4) The logo must not touch or overlap any other logo on the packaging.

               b)   Size:
                    (1) Generally: The "N" graphic portion of Netscape
                        Navigator/TM/ logo must be at least 3/4" (1/2" is okay) on each side. The proportion of the entire graphic should be based on the size of the "N" graphic.
                    (2) For CD ROMs and CD ROM Jewel Cases: the minimum size of the "N" graphic portion of the Netscape Navigator/TM/ logo must be at least 1/2" on each side.
                    (3) Maximum size: The "N" graphic portion of the Netscape
                        Navigator logo can be no larger than 3/4" on each side.
                    (4) The Netscape Navigator/TM/ logo must be no larger than the OEM brand or product name or logo on the package.
                    (5) When a third party is bundling their products with
                        EarthLink Network(R) service (i.e. EarthLink is entering into an "Affiliate" relationship) and three brands, EarthLink, Netscape, Third party brand X, are on the package, the required size is 3/8" as measured by the size of the N square size.

EXHIBIT C - Trademark Usage Guidelines - 4

          2.   In Print, On-line, Broadcast Advertising and Direct Mail:
               a)   Placement:
                    (1) Generally: The logo must be on a high-contrast background and stand-alone in making a commercial impression.
                    (2) Generally: The logo must not touch or overlap any other logo on the advertisement.
                    (3) In print and direct mail: The logo must appear in every viewing plane (page, spread or gatefold) of the advertisement.
                    (4) In broadcast advertising: The logo must be on a screen for at least 5 seconds and totally within the title-safe screen area.

               b)   Size:
                    (1) Print: The "N" graphic portion of Netscape Navigator/TM/ Included logo must be at least 3/4" on each side.
                    (2) Print: The "N" graphic portion of the Netscape Navigator/TM/ Included logo can never be larger than 1 1/2" on each side.
                    (3) Print: The "N" graphic portion of the Netscape Navigator/TM/ Included logo can never be larger than the OEM brand or product name or logo.
                    (4) Broadcast: the logo must be a minimum of 15% of the title safe area.
                    (5) Broadcast: the logo may be no larger than the OEM brand or product name or logo in the broadcast advertisement.
                    (6) On-line: the "N" graphic portion of the Netscape Navigator/TM/ Included logo must be at least 30 pixels one each side and must link to the Netscape site at the following URL:
                         "www.netscape.com."

          3.   In Production Brochures and Other Collateral:
               a)   Placement:
                    (1) The logo must be displayed on the first page of all brochures and the cover of all manuals and bound collateral.
                    (2) The logo must be on high contrast background and stand-alone in making a commercial impression.

               b)   Size:
                    (1)  The "N" graphic portion of the Netscape Navigator/TM/
                         Included logo must be at least 3/4" on each side.
                    (2)  The "N" graphic portion of the Netscape Navigator/TM/
                         Included logo can never exceed 1 1/2" on each side.
                    (3) The logo can never be larger than the OEM brand/ product name or logo in the collateral.

          4.   General Logo Requirements:
               a) All usage of Netscape Navigator/TM/ Included logo should always be identified as a trademark of Netscape Communications Corporation as follows:

                    "Netscape Navigator and the Netscape Navigator Included logo are trademarks of Netscape Communications Corporation"

               b) The Netscape Navigator/TM/ Included logo must be displayed in positive manner and may not depict Netscape in any negative way.

               c) The logo may only be reproduced directly from the diskette provided by Netscape. It may not be altered in color, shape, font, proportion or in any other manner.

EXHIBIT C - Trademark Usage Guidelines - 5

               d) The words Netscape Navigator/TM/ must be 16 pt font or smaller on all usage including, but not limited to, packaging and advertising. The only exception is the usage of the words within the Navigator Included logo at the appropriate size.
               e) The words "free," "free Upgrades," or "Personal Edition" may not be used in association with the words Netscape Navigator/TM/.
               f) The number version of the Netscape Navigator software may not be used (i.e Netscape Navigator 2.0 or Netscape Navigator 3.0)

B. TRADEMARK, TRADE NAME AND COPYRIGHT USE: Use of the Netscape marks must comply with all of the following terms:

     1. The first mention of a Netscape trademark in the body of printed material must include proper notice of trademark ownership ((R), /TM/, or sm.)
          a) If the first use is in a headline, the symbols do not have to appear in the headline provided there is text on the same page/screen where proper notice does appear.

     2. "Netscape Navigator/TM/" should be used as an adjective rather than a noun or verb:
          a)   Example:  OK: The Netscape Navigator/TM/ software provides . . .
                         NOT OK: The Netscape Navigator/TM/ provides . . .
          b) However, after first use of the Netscape trademark as an adjective, the trademark can alternately be used as both a noun and adjective.

     3. When referencing Netscape Communications Corporation: "Copyright (C) 1999, Netscape Communications Corporation. All Rights Reserved."

          a) If more than one Netscape mark is used, all may be incorporated into one sentence as follows: "The following are worldwide trademarks of Netscape Communications Corporation or its subsidiaries, registered in the United States as indicated by and in numerous other countries worldwide: Netscape/TM/; Netscape Navigator/TM/; Netscape Store/TM/."

     4. The OEM must always represent the products as "including", "containing" or "with" Netscape Navigator/TM/ software.

     5. The words "Netscape" or "Netscape Navigator/TM/" may not appear in the product or brand name.
          a)   OK:  ABC Internet Suite with Netscape Navigator/TM/ software
          b)   NOT OK:  ABC Netscape Navigator/TM/

     6. The OEM must not indicate that the product is supported by Netscape Communications Corporation directly.

     7. The Netscape Navigator/TM/ name must be used in a positive manner. The name may not depict Netscape in any negative way.

EXHIBIT C - Trademark Usage Guidelines - 6

                                   EXHIBIT D
                                 SPECIAL TERMS

Territory

The Territory shall be the fifty states of the United States. Prices shall be higher in Alaska and Canada.


Bundling

The Distributor Product bundled with the Licensed Material shall be various UIT enhanced CDs.


Customization

The Software will not include a Customized URL.
The Customization Fee to be withheld from the initial Bounty payment(s) shall be: $0.


Waiver of Sign-Up Fee

The sign-up fee shall be waived for customers who sign-up to EarthLink's dial-up service as a result of Distributor's efforts.


Free Days

The number of initial free days that EarthLink will provide each customer who signs-up to EarthLink's dial-up service as a result of Distributor's efforts shall be 30.

Bounty

Bounty is to be paid on a volume-defined basis, as follows:

                                                             BOUNTY PER
           TIER                                         QUALIFIED SUBSCRIBER
-0-      to   2000     Qualified Subscribers                     $0
2001     to   10,000   Qualified Subscribers                     $20
10,001   to   25,000   Qualified Subscribers                     $25
25,001   to   40,000   Qualified Subscribers                     $30
40,001   to   60,000   Qualified Subscribers                     $35
60,001   to   80,000   Qualified Subscribers                     $40
80,001   to   100,000  Qualified Subscribers                     $45
100,000+               Qualified Subscribers                     $50

EarthLink will pay Company a $40,000 non-refundable advance on bounties.

EXHIBIT D - Special Terms - 1

Format and Platform

The format in which the Licensed Material will be delivered to distributor shall be Gold Master CD ROM.

The platform for the Licensed Material shall be Windows 95/98.


Software Fee

Distributor shall pay a Software Fee of $0 for each CD disk or floppy disk set replicated by Distributor.


Agreed to by the parties:

Sign below:



/s/ William S. Heys
-----------------------------       ------------------------------
EarthLink                           Distributor

EXHIBIT D - Special Terms - 2

                  [LOGO - United Internet Technologies, Inc.]

July 21, 1999

TO:    Laura Kaatz              cc:    Brian Shuster
FROM:  Larry DeLeon
Re:    Earthlink Marketing Agreement

Following is our understanding of the revenue sharing agreement between us for the Earthlink ISP offer for our production of the NBC Sneak Peek promotion. It is based on our discussions, and our understanding of the agreement cited in the enclosed terms memo from Earthlink:

     1. Earthlink Networks is an Internet Service Provider who will offer optional service to consumers who receive the NBC Sneak Peek promotion disk. NBC has agreed to let Earthlink participate in the promotion by allowing them to place an offer on the install disk and on the disk packaging subject to NBC's approval.

     2. Earthlink will pay a bounty to UIT for each new customer who signs up for service to UIT. The payment schedule for the bounty is based on the number of customers who sign up for service on a cumulative basis, meaning that the price per customer applies to future promotions that the parties participate in. Earthlink has further agreed to advance $40,000 to UIT against the bounty earned by UIT through this promotion. The bounty schedule is as follows:

                    0 - 10,000 customers   - $20 per customer
                    10,000 - 24,999        -  25
                    25,000 - 39,999        -  30
                    40,000 - 59,999        -  35
                    60,000 - 79,999        -  40
                    80,000 - 99,999        -  45
                    100,000+               -  50

The enclosed will be superceded by a more detailed agreement. Please review the above and contact us with any comments immediately, or sign below and fax back to us, so we can proceed with the Earthlink participation in the NBC Sneak Peek promotion.

Yours truly,


/s/ Larry DeLeon
-------------------------
Director of Marketing/Strategic Alliances
UNITED INTERNET TECHNOLOGIES

United Internet Technologies, 1990 Westwood Blvd., Penthouse, Los Angeles, Ca.
                  90025, phone 310-441-0900, fax 310-474-7465

                                      Earthlink Agreement, July 21, 1999, page 2

For Earthlink Networks, Inc.

William S. Heys, Sr. V.P. Sales

(please print name and title)
--------------------------------------------------------------------------------

/s/ William S. Heys                           21 July 99
--------------------------------------------------------------------------------
(Signature)                                      Date

United Internet Technologies, 1990 Westwood Blvd., Penthouse, Los Angeles, Ca.
                  90025, phone 310-441-0900, fax 310-474-7465